EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sparta Commercial Services, Inc. (the “Company”) on Form 10-Q for the quarterly period ended January 31, 2019, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Anthony L. Havens, as Chief Executive Officer and principal financial and accounting officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 9, 2020

/s/ Anthony L. Havens
Anthony L. Havens, Chief Executive Officer, principal
executive officer, principal financial and accounting officer